UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

DONEGAL GROUP INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS OF

DONEGAL GROUP INC.

TO BE HELD ON APRIL 18, 2019

This proxy statement supplement, dated March 28, 2019 (this “Supplement”), supplements the proxy statement dated March 18, 2019 (the “Proxy Statement”) of Donegal Group Inc. (“we,” “our,” or “us”) in connection with the solicitation of proxies by our board of directors for use at our annual meeting of stockholders to be held on Thursday, April 18, 2019, at 10:00 a.m., local time, at the at the Heritage Hotel Lancaster, 500 Centerville Road, Lancaster, Pennsylvania 17601, and at any adjournment or postponement of our annual meeting.

The purpose of this Supplement is to provide supplemental information regarding Proposal No. 4 in the Proxy Statement. Except as described in this Supplement, the information provided in the Proxy Statement continues to apply and should be considered in voting your shares. To the extent that information in this Supplement differs from or updates information contained in the Proxy Statement, the information in this Supplement is more current and supersedes the different or updated information contained in the Proxy Statement. THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Capitalized terms used and not otherwise defined in this Supplement shall have the meanings ascribed to them in the Proxy Statement.

SUPPLEMENTAL DISCLOSURE UNDER PROPOSAL NO. 4 — APPROVAL OF OUR 2019 EQUITY INCENTIVE PLAN FOR EMPLOYEES.

As we previously disclosed in the Proxy Statement, although all of Donegal Mutual’s employees and all of the employees of our respective subsidiaries and affiliates are eligible to receive awards under our 2019 Employee Plan, the grant of awards to any particular employee is subject to the discretion of our board of directors and its compensation committee. The number of Donegal Mutual’s employees and the employees of our respective subsidiaries and affiliates is approximately 925 persons.